Exhibit (b)(1)(B)

AMENDED AND RESTATED
BY-LAWS

OF

ENGINE NO. 1 ETF TRUST

These Amended and Restated By-Laws (these “By-Laws”) of Engine No. 1 ETF Trust (the “Trust”), a Delaware statutory trust, are subject to the Trust’s Amended and Restated Agreement and Declaration of Trust, dated February 8, 2021, as from time to time amended, supplemented, or restated (the “Trust Instrument”). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined. The provisions of Sections 11.6, 11.7, 11.11 and 11.12 of the Trust Instrument shall apply to these By-Laws mutatis mutandis. In the event of any inconsistency between the terms hereof and the terms of the Trust Instrument, the terms of the Trust Instrument control.

ARTICLE I
PRINCIPAL OFFICE

Section 1.           Principal and Other Offices. The principal office of the Trust shall be located at 1543 Sloat Blvd., #320069, San Francisco, CA 94132, or such other location as the Trustees, from time to time, may determine. The Trust may establish and maintain such other offices and places of business as the Trustees, from time to time, may determine.

Section 2.          Registered Office and Agent. The Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process on the Trust, which agent may be either an individual resident in the State of Delaware whose business office is identical with the Trust’s registered office, or a domestic corporation, or a foreign corporation authorized to transact business in the State of Delaware, having a business office identical with such registered office.

ARTICLE II

OFFICERS AND THEIR ELECTION

Section 1.          Officers. The officers of the Trust shall be President (who shall be the Chief Executive Officer if no other officer is so designated), Treasurer, Secretary, Chief Compliance Officer and such other officers as from time to time may be elected by the Trustees or as may be appointed as provided in Article III of these By-Laws. It shall not be necessary for any officer to be a holder of Shares in the Trust.

Section 2.          Election of Officers; Term. All officers shall be elected by the Trustees or appointed by an officer or committee as provided in Article III of these By-Laws. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Article II, Section 3 and Article III, Section 14 of these By-Laws, the President, the Treasurer, the Chief Compliance Officer, and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

Section 3.          Resignations. Any officer of the Trust may resign at any time, notwithstanding Article II, Section 2, by delivering a written resignation to the Trustees, the President, or the Secretary, which resignation shall take effect on being so delivered or at such time as may be therein specified.

ARTICLE III

POWERS AND DUTIES OF TRUSTEES AND OFFICERS

Section 1.          Management of the Trust: General. The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and the Trustees shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with applicable law, the Trust Instrument, or with these By-Laws.

Section 2.          Executive and Other Committees. The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session, except those powers which by law, the Trust Instrument or these By-Laws are not permitted to be delegated by the Trustees. The Trustees also may elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees, except those powers which by law, the Trust Instrument or these By-Laws are not permitted to be delegated by the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 3.          Compensation. Each Trustee, each committee member, the Chair of the Trustees and the chair of any committee may receive such compensation for services and reimbursement for expenses as may be fixed from time to time by the Trustees. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees, except that the Trustees may by resolution delegate to any person or groups of persons the power to fix the salaries or other compensation of any officers or agents; provided that the compensation of the Chief Compliance Officer must be approved by a majority of Trustees, including a vote of a majority of Trustees who are not “interested persons” (each such Trustee, an “Independent Trustee”) under the 1940 Act, as required by the 1940 Act or rules thereunder.

Section 4.          Chair or Co-Chairs. The Trustees may, but need not (unless required by applicable law or regulation), appoint from among their number a Chair or Co-Chairs, who shall not be an officer of the Trust. The responsibilities of the Chair or Co-Chairs shall be non-executive and non-operational in nature. When present, the Chair or Co-Chairs shall preside at the meetings of the Shareholders and of the Trustees, and shall have such other responsibilities as prescribed by applicable law or regulation. The Chair or Co-Chairs, as well as any two other Trustees, may call meetings of the Trustees as provided in the Trust Instrument and these By-Laws. The Trustees may, but need not, from time to time prescribe to the Chair or Co-Chairs such other responsibilities in furthering the Trustees’ functions.

Section 5.          President. The President (who shall be the Chief Executive Officer if no other officer is so designated), subject to the direction of the Trustees, shall have responsibility for the general administration of the business and policies of the Trust. Subject to the control of the Trustees and to the control of any committees of the Trustees within their respective spheres of responsibility as provided by the Trustees, the President shall at all times exercise general supervision and direction over the affairs of the Trust. The President shall have power to appoint such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust or any Series or Class. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series or Class. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to the President by the Trustees.

Section 6.         Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all property, funds and securities of the Trust which may come into his or her hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument, these By-Laws and applicable provisions of law. The Treasurer shall furnish such reports regarding the business and condition of the Trust as may be required from time to time by the Trustees or applicable law. The Treasurer shall in general perform all duties incident to the office of Treasurer and such additional duties as the Trustees or the President from time to time may designate.

Section 7.          Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall also include in such books the records of committee meetings kept pursuant to Article III, Section 2. He or she shall have custody of the seal of the Trust. The Secretary shall in general perform all duties incident to the office of Secretary and such additional duties as the Trustees or the President from time to time may designate.

Section 8.         Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the President from time to time may designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 9.          Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees, the President or the Treasurer from time to time may designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

Section 10.        Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Trustees, the President or the Secretary from time to time may designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

Section 11.        Subordinate Officers. The Trustees from time to time may appoint such other officers or agents as the Trustees may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint and remove any such subordinate officers or agents and to prescribe their respective titles, terms of office, authorities, and duties.

Section 12.        Chief Compliance Officer. There shall be an officer of the Trust designated as the Chief Compliance Officer, who shall be appointed as required by the 1940 Act or the rules thereunder. The Chief Compliance Officer shall be responsible for administering the compliance program maintained by the Trust for complying with the federal securities laws and shall perform such additional duties as the Trustees from time to time may designate.

Section 13.        Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations thereunder) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of such officer’s or agent’s duties to the Trust including responsibility for negligence and for the accounting of any of the Trust’s property, funds, or securities that may come into such officer’s or agent’s hands.

Section 14.        Removal. Any officer of the Trust may be removed from office, either with or without cause, by vote of a majority of the Trustees, provided that the Chief Compliance Officer may only be removed as permitted by the 1940 Act or the rules thereunder. In addition, any officer or agent appointed in accordance with the provisions of Article III, Section 11 may be removed, either with or without cause, by the appointing officer or committee or any other officer or committee upon which such power of removal shall have been conferred by the Trustees.

ARTICLE IV
SHAREHOLDER MEETINGS

Section 1.          Shareholder Meetings.

(a) General. The Chair or Co-Chairs, President or Trustees may call a meeting of the Shareholders. Subject to subsection (b) of this Section 1, a meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of Shareholders entitled to cast not less than one-third of all the votes entitled to be cast at such meeting. If the meeting is a meeting of the Shareholders of one or more Series or Classes of Shares, but not a meeting of all Shareholders of the Trust, then only the Shareholders of such Series or Classes shall be entitled to notice of and to vote at such meeting. The record date for determining the Shareholders entitled to notice of and to vote at such meeting shall be established as set forth in the Trust Instrument.

(b) Shareholder Requested Meetings.

(1) Any Shareholder of record seeking to have Shareholders request a meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Shareholder (or such agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Trustees. If the Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fail to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2) In order for any Shareholder to request a meeting, one or more written requests for a meeting signed by Shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than one-third (the “Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Meeting Request”) shall be delivered to the Secretary. In addition, the Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) shall bear the date of signature of each such Shareholder (or such agent) signing the Meeting Request, (c) shall set forth the name and address, as they appear in the Trust’s books, of each Shareholder signing such request (or on whose behalf the Meeting Request is signed) and the Class, Series and number of all Shares which are owned by each such Shareholder, and the nominee holder for, and number of, Shares owned by such Shareholder beneficially but not of record, (d) shall be sent to the Secretary by registered mail, return receipt requested, and (e) shall be received by the Secretary within 60 days after the Request Record Date. Any requesting Shareholder (or agent duly authorized in a writing accompanying the revocation or the Meeting Request) may revoke his, her or its request for a meeting at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust’s proxy materials). The Secretary shall not be required to call a meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Article IV, Section 1(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4) Except as provided in the next sentence, any meeting shall be held at such place (which shall include a meeting held solely by means of remote communications), date and time as may be designated by the Chair or Co-Chairs, the President or the Trustees, whoever has called the meeting. In the case of any meeting called by the Secretary upon the request of Shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place (which shall include a meeting held solely by means of remote communications), date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Trustees fail to designate, within ten days after the date that a valid Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Trustees fail to designate a place (which shall include a meeting held solely by means of remote communications) for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for any meeting, the Chair or Co-Chairs, the President or the Trustees may consider such factors as he, she or they deem relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Trustees to call a meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Trustees may revoke the notice for any Shareholder Requested Meeting in the event that the requesting Shareholders fail to comply with the provisions of paragraph (3) of this Article IV, Section 1(b).

(5) If written revocations of requests for the meeting have been delivered to the Secretary and the result is that Shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Meeting Percentage have delivered, and not revoked, requests for a meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting Shareholders who have not revoked such requests written notice of any revocation of a request for the meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting Shareholders who have not revoked requests for a meeting written notice of any revocation of a request for the meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new meeting.

(6) The Trustees, the Chair or Co-Chairs or the President may appoint independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least the Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which the New York Stock Exchange is closed.

Section 2.          Voting-Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than 11 months before the meeting, unless such instrument specifically provides for a longer period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized, or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received no more than 11 months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other Persons responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of providing invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chair or Co-Chairs of the meeting. Except as otherwise provided herein or in the Trust Instrument, as these By-Laws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting, or validity or proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 3.          Notice of Meeting. Not less than ten nor more than 90 days before each meeting of Shareholders, the Secretary shall give to each Shareholder entitled to vote at such meeting and to each Shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place (which shall include a meeting held solely by means of remote communications) of the meeting and, in the case of a special meeting or as otherwise may be required by any statute in the case of an annual meeting, the purpose or purposes for which the meeting is called, as provided in Article XIV, Section 1 hereof.

No business shall be transacted at a meeting of Shareholders except as specifically designated in the notice. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 4.          Action Without a Meeting. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

Section 5.         Quorum. At any meeting of Shareholders, the presence in person or by proxy of the holders of one-third of all the votes entitled to be cast without regard to Series or Class at the meeting shall constitute a quorum for the transaction of business at the meeting, except that where any provision of law or the charter require or permit that the holders of any Class or Series of Shares shall vote as a Class or Series, then one-third of the aggregate number of Shares of such Class or Series, as the case may be, at the time outstanding shall be necessary to constitute a quorum for the transaction of such business. This section shall not affect any requirement under any statute or the Trust Instrument for the vote necessary for the adoption of any measure. The holders of a majority of the Shares present in person or by proxy or the chair of the meeting shall have the power to adjourn the meeting one or more times for any reason (including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval) without notice other than announcement at the meeting to a date not more than six months beyond the originally scheduled meeting date. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified, regardless of whether action had been taken on other matters. If a quorum is present with respect to any one or more proposals, the chair of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Prior to the date upon which any meeting of Shareholders is to be held, the Trustees may postpone such meeting one or more times for any reason to a date not more than six months beyond the originally scheduled meeting date by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place (which shall include a meeting held solely by means of remote communications), date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Article IV, Section 3.

The Shareholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 6.          Advance Notice of Shareholder Nominees for Trustee and Other Shareholder Proposals.

(a) Only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election as Trustee and other lawfully permissible proposals of business to be considered by Shareholders may be made at a meeting of Shareholders at which Trustees are to be elected (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Trustees or (iii) provided that the Trustees have determined that Trustees shall be elected or that other lawfully permissible proposals of business are to be considered at such meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. In the event the Trust calls a meeting of Shareholders for the purpose of electing one or more individuals as Trustees, any such Shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the Shareholder’s notice required by this Section shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 150th day prior to such meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by the Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a meeting shall not commence a new time period for the giving of a Shareholder’s notice as described above. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a Shareholder to present a nomination or a proposal before a meeting.

(b) Such Shareholder’s notice shall set forth (i) as to each individual whom the Shareholder proposes to nominate for election or reelection as a Trustee, (A) the name, age, business address and residence address of such individual, (B) the Class, Series and number of any Shares of the Trust that are beneficially owned by such individual, (C) the date such Shares were acquired and the investment intent of such acquisition, (D) whether such Shareholder believes any such individual is, or is not, an “interested person” of the Trust, as defined in the 1940 Act and information regarding such individual that is sufficient, in the discretion of the Trustees or any authorized officer of the Trust, to make such determination and (E) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Shareholder and the Shareholder Associated Person therefrom; (iii) as to the Shareholder giving the notice and any Shareholder Associated Person, the Class, Series and number of all Shares which are owned by such Shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, Shares owned beneficially but not of record by such Shareholder and by any such Shareholder Associated Person; (iv) as to the Shareholder giving the notice and any Shareholder Associated Person covered by clauses (ii) or (iii) of this paragraph of this Section, the name and address of such Shareholder, as they appear on the Trust’s share ledger and current name and address, if different, and of such Shareholder Associated Person; (v) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice; and (vi) any other information reasonably requested by the Trust.

(c) For purposes of this Section, “Shareholder Associated Person” of any Shareholder shall mean (i) any Person controlling, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of Shares owned of record or beneficially by such Shareholder and (iii) any Person controlling, controlled by or under common control with such Shareholder Associated Person.

(d) Upon written request by the Secretary or the Trustees or any committee thereof, any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section. If a Shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section.

(e) Only such individuals who are nominated in accordance with this Section shall be eligible for election by Shareholders as Trustees, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with this Section. The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section.

(f) For purposes of this Section, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act.

(g) Notwithstanding the foregoing provisions of this Section, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 7.          Organization and Conduct. Every meeting of Shareholders shall be conducted by an individual appointed by the Trustees to be chair of the meeting or, in the absence of such appointment, by the Chair or Co-Chairs or an individual appointed by the Chair or Co-Chairs or, in the case of a vacancy in the office or absence of the Chair or Co-Chairs or in the absence of such appointment, by one of the following officers present at the meeting or by an individual appointed by any such officer: the President, the Vice Presidents in their order of rank and seniority, the Secretary, the Treasurer, or, in the absence of such officers, a chair chosen by the Shareholders by the vote of a majority of the votes cast by Shareholders present in person or by proxy. The Secretary or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Trustees or, in the absence of such appointment, an individual appointed by the chair of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of the Shareholders, an assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Trustees or the chair of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chair, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Shareholders of record of the Trust, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to Shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such individuals as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any Shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and at a place (which shall include a meeting held solely by means of remote communications) announced at the meeting. Unless otherwise determined by the chair of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8.          Fixing Date for Determination of Shareholders of Record. For the purposes of determining the Shareholders who are entitled to notice of any meeting and to vote at any meeting of Shareholders, or any adjournment thereof, or for the purpose of any other lawful action, the Trustees may from time to time fix a record date, not less than ten nor more than 120 calendar days prior to the original date of any meeting of the Shareholders (which may be adjourned or postponed in compliance with these By-Laws) or other action, as the case may be, as a record date for the determination of Persons to be treated as Shareholders of record for such purposes, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

Section 9.         Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

Section 10.        Meetings by Remote Communications. The Trustees may, in their sole discretion, determine that a meeting of Shareholders may be held partly or solely by means of remote communications and to the extent so authorized, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communications: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communications. In connection with any such meeting, the Trust shall implement such measures as the Trustees deem to be reasonable to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a Shareholder or proxyholder and to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders. If any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communications, a record of such vote or other action shall be maintained by the Trust.

ARTICLE V
TRUSTEE MEETINGS

Section 1.          Regular Meeting. Regular meetings of the Trustees may be held at such places and at such times as the Trustees from time to time may determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of such determination.

Section 2.          Special Meeting. Special meetings of the Trustees may be called orally or in writing by the Chair or Co-Chairs of the Board of Trustees or any two other Trustees.

Section 3.          Quorum. At all meetings of the Trustees one-third of the Trustees presently serving shall constitute a quorum for the transaction of business, provided that in no case may a quorum be less than three Persons, and an action of a majority of the quorum shall constitute action of the Trustees, except as otherwise required by applicable law, the Trust Instrument or these By-Laws. If at any meeting of the Trustees, a quorum is not present, a majority of the Trustees present may adjourn the meeting from time to time until a quorum is obtained.

Section 4.          Place of Meeting. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

Section 5.          Special Action. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Section 6.         Action By Written Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees (unless prohibited by applicable law) and filed with the records of the Trustees’ meetings. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trust. Written consents of the Trustees may be executed in one or more counterparts. Execution of written consents and delivery thereof may be accomplished by facsimile transmission or electronically, including by electronic mail.

Section 7.          Participation in Meetings By Conference Telephone. Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting (unless prohibited by applicable law). Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 1.         Beneficial Interest. The beneficial interest in the Trust at all times shall be divided into such transferable Shares of one or more separate and distinct Series or Classes as the Trustees from time to time shall create and establish. The number of Shares is unlimited, and each Share of each Series or Class shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one or more Classes of Shares consistent with applicable law, including the 1940 Act and rules thereunder.

Section 2.          Transfer of Shares. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

Section 3.          Equitable Interest Not Recognized. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other Person except as otherwise may be expressly provided by law.

Section 4.         Share Certificate. In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent either may issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who in either case shall be deemed, for all purposes hereunder, to be holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms of the Trust Instrument and these By-Laws.

ARTICLE VII

OWNERSHIP OF ASSETS OF THE TRUST

The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession, territory, or colony of the United States or the laws of the United States.

ARTICLE VIII
INSPECTION OF BOOKS

The Trustees from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right of access to, or right to inspect, any account, book, record or document of the Trust except as conferred by the Trustees.

ARTICLE IX

INSURANCE OF TRUSTEES, OFFICERS AND EMPLOYEES

The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer, or employee of a corporation, partnership, association, joint venture, trust, or other enterprise, against any liability asserted against and incurred by such Covered Person or employee in any such capacity or arising out of his or her status as such, whether or not the Trust would have the power to indemnify him or her against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which such Trustee or officer otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE X
SEAL

The Trustees may, but shall not be required to, adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

Any officer or Trustee of the Trust, or agent of the Trust acting in such capacity, shall have authority to affix the seal of the Trust, if adopted by the Trustees, to any document, instrument, or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and the seal’s absence shall not impair the validity of, any document, instrument, or other paper executed by or on behalf of the Trust.

ARTICLE XI
FISCAL YEAR

The fiscal year of the Trust, or of any Series thereof, shall end on such date as the Trustees from time to time shall determine.

ARTICLE XII
AMENDMENTS

These By-Laws may be amended at any meeting of the Trustees of the Trust by a majority vote or by written consent in lieu thereof.

ARTICLE XIII
REPORTS TO SHAREHOLDERS

The Trustees shall submit to the Shareholders such written financial reports of the Trust as are required by the 1940 Act or other applicable law.

ARTICLE XIV
NOTICES

Section 1.          Form.

(a) Shareholders. Notices to Shareholders shall be in writing and delivered either by mail, by presenting it to such Shareholder personally, by leaving it at the Shareholder’s residence or usual place of business, by overnight delivery service, by transmitting the notice by electronic mail or any other electronic means or by any other means permitted by Delaware law and other applicable law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at the Shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid.

(b) Trustees. Notice of any special meeting of the Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Trustee or his or her agent is personally given such notice in a telephone call to which the Trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these By-Laws.

Section 2.          Waiver of Notice. Whenever any notice of the time, place (which shall include a meeting held solely by means of remote communications) or purpose of any meeting of Shareholders, Trustees or a committee is required to be given under the provisions of Delaware law or under the provisions of the Trust Instrument or these By-Laws, a waiver thereof in writing (which waiver may be given by facsimile transmission or electronically including by electronic mail), signed by the Person or Persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Trustees or committee in person or telephonically, shall be deemed equivalent to the giving of such notice to such Persons. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

ARTICLE XV
HEADINGS

Headings are placed in these By-Laws for convenience of reference only and, in case of any conflict, the text of these By-Laws rather than the headings shall control.

END OF BY-LAWS

Approved by the Board of Trustees of the Trust on ___________________, 2021.

16